Form N-SAR

Sub-Item 77E -
LEGAL PROCEEDINGS

Since February
2004, Federated
and related entities
(collectively,
"Federated") have been
named as defendants
in several lawsuits,
that were consolidated
into a single action
in the
United States District
 Court for the Western
District of Pennsylvania,
alleging excessive advisory
fees involving one of
the Federated-sponsored
mutual funds.  Without
admitting the validity of
any claim, Federated
reached a final settlement
with the Plaintiffs in
these cases in April 2011.